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                                                                    EXHIBIT 99.1
                                                                    ------------

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                    ----------------------------------------
                         FORM 10-QSB SEPTEMBER 30, 2003
                         ------------------------------


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

1. Statement of Cash Available for Distribution for the three months ended September 30, 2003:

     Net income                                                            $        189,000
     Add:    Depreciation charged to net income not
                affecting cash available for distribution                            26,000
             Minimum lease payments received, net of interest
                income earned, on leases accounted for under the
                financing method                                                      7,000
     Cash to reserves                                                               (97,000)
                                                                           -----------------
     Cash Available for Distribution                                       $        125,000
                                                                           =================
     Distributions Allocated to General Partners                           $         10,000
                                                                           =================
     Distributions Allocated to Limited Partners                           $        115,000
                                                                           =================


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 2003:


           Entity Receiving                                 Form of
             Compensation                                 Compensation                             Amount
-----------------------------------        --------------------------------------------       -----------------
     Winthrop
     Management LLC                        Property Management Fees                              $   4,000

     WFC Realty Co., Inc.
     (Initial Limited Partner)             Interest in Cash Available for Distribution           $      57

     One Winthrop Properties, Inc.         Interest in Cash Available for Distribution           $   4,000
     (General Partner)

     Linnaeus-Hampshire Realty
     Limited Partnership
     (General Partner)                     Interest in Cash Available for Distribution           $   6,000

     Quadrangle Associates I, LLC          Interest in Cash Available for Distribution           $  27,000
     (Limited Partner)

